UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 30, 2001


                                 EMB CORPORATION
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             (Exact name of registrant as specified in its charter)






            Hawaii                       1-11883                  95-3811580
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(State or other jurisdiction of    (Commission File No.)      (I.R.S. Employer
incorporation or organization)                               Identification No.)




         5075 Warner Avenue. Suite B, Huntington Beach, California 92649
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                    (Address of principal executive offices)




       Registrant's telephone number, including area code: (714) 377-2118



                                       n/a
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          (Former name or former address, if changed since last report)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.
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     Purchase of First Guaranty Financial Corporation
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     1.   The Transaction.
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          Pursuant to a Purchase Agreement dated September 30, 2001, the Company, on September 30, 2001, closed a transaction, whereby it acquired all of the issued and outstanding shares of capital stock of First Guaranty Financial Corporation, a California corporation ("First Guaranty") from FGFC Holdings, Inc., a California corporation ("FGFC Holdings"), its sole shareholder. In exchange for all of the shares of common stock of First Guaranty, the Company issued 5,000,000 shares of its restricted common stock to FGFC Holdings and delivered to FGFC Holdings the Company's secured two-year promissory payable to FGFC Holdings in the initial principal amount of $500,000.00, bearing interest at the rate of ten percent (10%) per annum. In addition, the Company issued to First Guaranty 2,000,000 million shares of the Company's restricted Series E Convertible Preferred Stock in exchange for 100,000 shares of First Guaranty's restricted Series A Convertible Preferred Stock. The Company has secured its promissory note obligation to FGFC Holdings with (a) the shares of common stock of First Guaranty and (b) the shares of preferred stock of First Guaranty, all of which were acquired by the Company in this transaction.

          The Purchase Agreement also provides that Rodney K. Thompson, who presently serves as a Director and President of First Guaranty, and is also a Director and President of FGFC Holdings, Inc., is to be named to the Board of Directors of the Company. It is anticipated that Mr. Thompson will be appointed to the Board of Directors at its next regular Board of Directors meeting to be held on or about October 19, 2001.

          Mr. Thompson has been employed in the mortgage industry from April 1977 to present. From April 1991 to March 1998 he served as Senior Vice President of Stuart Wright Mortgage, Inc., of La Palma, California, where he directed seondary marketing and the wholesale division. Fropm March 1998 through December 1998, Mr. Thompson served as Senior Vice President of Citifed Diversified, Inc., of Santa Ana, California. In this capacity he established a retail division and created various conventional wholesale loan products. From January 1999 to present, Mr. Thompson has been employed by First Guaranty. From January 1999 to January 2000, he served as Senior Vice President and in January 2000 he was named President and a Director of First Guaranty.

     2.   Description of Business of First Guaranty Financial Corporation.

          General.
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          First Guaranty is a mortgage banking entity with its principal office located in Santa Ana, California. First Guaranty was formed in June 1988 and operated solely as a wholesale mortgage banker until June 1998. At that time, the management of First Guaranty determined that it should expand its operations to include retail operations, as well. First Guaranty's current operations have approximately 20% of its loans generated as retail mortgage business, with the loans being originated by in-house loan officers, and 80% generated by wholesale lending operations, with the loans being originated by independent mortgage brokers and submitted to First Guaranty for funding. At present, First Guaranty has a total of 4 offices, its principal office in Santa Ana, California and branch offices in Colton, California, Bakersfield, California and Rancho Cucamonga, California. First Guaranty has approximately 35 employees (25 of whom are in loan operations, including sales, and 10 of whom are in administration). In the fiscal year ended September 30, 2001, First Guaranty funded and closed approximately 3,000 loans with a total value of approximately $490,500,000.

          First Guaranty generates its income primarily through fees and expenses charged to borrowers and from yield-spread premiums and/or service release premiums paid to First Guaranty when the closed loans are sold by First Guaranty.

          First Guaranty is presently approved to do business in approximately 16 states, including the State of California, by means of qualifying with each state through individual licensing or registration processes.

          Loan Standards. Mortgage loans made by First Guaranty are loans with fixed or adjustable rates of interest, secured by first mortgages, deeds of trust or security deeds on residential properties with original principal balances that, generally, do not exceed 95% of the value of the mortgaged properties, unless such loans are FHA-insured or VA-guaranteed. Generally, each mortgage loan having a loan-to-value ratio, as of the date of the loan, in excess of 80%, or which is secured by a second or vacation home, will be covered by a Mortgage Insurance Policy, FHA Insurance Policy or VA Guaranty insuring against default of all or a specified portion of the principal amount thereof.

          The mortgage loans are "one to four-family" mortgage loans, which means permanent loans (as opposed to construction or land development loans) secured by mortgages on non-farm properties, including attached or detached single-family or second/vacation homes, one to four-family primary residences and condominiums or other attached dwelling units, including individual condominiums, row houses, townhouses and other separate dwelling units even when located in buildings containing five or more such units. Each mortgage loan must be secured by an owner occupied primary residence or second/vacation home, or by a non-owner occupied residence. The mortgaged property may not be a mobile home.

          In general, no mortgage loan is expected to have an original principal balance less than $30,000. While most loans will have an original principal balance of less than $700,000, First Guaranty will fund loans of up to $4,000,000. Fixed-rate mortgage loans must be repayable in equal monthly installments, which reduce the principal balance of the loans to zero at the end of the term.

          Credit, Appraisal and Underwriting Standards. Each mortgage loan must
          (i) be an FHA-insured or VA-guaranteed loan meeting the credit and underwriting requirements of such agency, or (ii) meet the credit, appraisal and underwriting standards established by First Guaranty. For certain mortgage loans that may be subject to a mortgage pool insurance policy, First Guaranty may delegate to the issuer of the mortgage pool insurance policy the responsibility of underwriting such mortgage loans, in accordance with First Guaranty's credit appraisal and underwriting standards. In addition, the First Guaranty may delegate to one or more lenders the responsibility of underwriting mortgage loans offered to First Guaranty by such lenders, in accordance with First Guaranty's credit, appraisal and underwriting loans.

          First Guaranty's underwriting standards are intended to evaluate the prospective mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed mortgaged property as collateral. In the loan application process, prospective mortgagors will be required to provide information regarding such factors as their assets, liabilities, income, credit history, employment history and other related items. Each prospective mortgagor will also provide an authorization to apply for a credit report, which summarizes the mortgagor's credit history. With respect to establishing the prospective mortgagor's ability to make timely payments, First Guaranty will require evidence regarding the mortgagor's employment and income, and of the amount of deposits made to financial institutions where the mortgagor maintains demand or savings accounts.

          First Guaranty's underwriting standards generally follow guidelines acceptable to FNMA and FHLMC. First Guaranty's underwriting policies may be varied in appropriate cases. In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property.

          Certain states where the mortgaged properties may be located are "anti-deficiency" states, where, in general, lenders providing credit on one to four-family properties must look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders". First Guaranty's underwriting standards in all states (including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

          Title Insurance Policies. First Guaranty will require that, at the time of the origination of the mortgage loans and continuously thereafter, a title insurance policy be in effect on each of the mortgaged properties and that such title insurance policy contain no coverage exceptions, except those permitted pursuant to the guidelines established by FNMA.

          Certain Legal Aspects of Mortgage Loans.
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          General. The mortgages originated by First Guaranty are either mortgages or deeds of trust, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It does not, generally, have priority over liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner (the "Mortgagor"), and the mortgagee, who is the lender. Under the mortgage instrument, the Mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a Mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the Trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the Trustee to secure payment of the obligation. The Trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

          Foreclosure. Foreclosure of a deed of trust is generally accomplished by a non-judicial Trustee's sale under a specific provision in the deed of trust which authorizes the Trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the Trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a requests for a copy of a notice of default and notice of sale. In addition, the Trustee must provide notice in some states to any other individual having an interest in the real property, including any "junior lienholders". The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

          Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. However, even when the mortgagee's right to foreclose is contested, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

          In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the Trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the Trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expense of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

          Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to "redeem" the property from the foreclosure sale. In some states, redemption may occur only upon a payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effort of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired.

          Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

          In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrears within a reasonable time period and reinstating the original Mortgage Loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of a debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

          Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modification may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

          The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of a mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous Federal and some state consumer protection laws. These laws include the federal Truth-In-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

          Enforceability of Certain Provisions. Certain of the mortgage loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfer or conveys the property. The enforceability of these clauses has been the subject of legislation and litigation in many states, and in some cases the clauses have been upheld, while in other cases their enforceability has been limited or denied.

          Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of a default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to maintain the property adequately or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provision as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrowers.

          Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V"), provides that state usury limitations do not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V, the statute authorizes any state to reimpose interest rate limits by adopting a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. As of the date hereof, certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Item 7. FINANCIAL STATEMENTS OR EXHIBITS.
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     a.   Financial Statements.
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          1.   Financial Statement of Business Acquired

          The required financial statements are not currently available. Pursuant to paragraph (a) (4) of Item 7, the required statements will be filed as soon as practicable, but no later than 60 days after the date this Form 8-K is required to be filed.

          2.   Pro forma Financial Information

          The required pro forma financial information is not currently available. Pursuant to paragraph (b) (2) of Item 7, the required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date this Form 8-K is required to be filed.

     b.   Exhibits.
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          3.1.a Certificate of Designation of Rights, Priviliges, Preferences and Restrictions of Series D Convertible Preferred Stock of EMB Corporation, dated September 12, 2001, filed with the State of Hawaii, Department of Commerce and Consumber Affairs on September 18, 2001.

          3.1.b Certificate of Designation of Rights, Priviliges, Preferences and Restrictions of Series E Convertible Preferred Stock of EMB Corporation, dated September 12, 2001, filed with the State of Hawaii, Department of Commerce and Consumber Affairs on September 18, 2001.

          10.22 Purchase Agreement by and among EMB Corporation, FGFC Holdings, Inc. and First Guaranty Financial Corporation dated September 30, 2001.

          10.23 Secured Promissory Note of EMB Corporation dated September 30, 2001.

          10.24 Security Agreement by and between EMB Corporation and FGFC Holdings, Inc. dated September 30, 2001.

          10.25 Collateral Agreement by and among EMB Corporation, FGFC Holdings, Inc. and the Collateral Agent, dated September 30, 2001.

          99.1 Articles of Incorporation of First Guaranty Financial Corporation, dated June 10, 1988, filed with the California Secretary of State on June 13, 1988.

          99.2 Certificate of Amendment to Articles of Incorporation of First Guaranty Financial Corporation, dated September 28, 2001, filed with the California Secretary of State in October 2001.

          99.3 Certificate of Determination of Rights, Priviliges, Preferences and Restrictions of Series A Convertible Preferred Stock of First Guaranty Financial Corporation, dated September 28, 2001, filed with the California Secretary of State in October 2001.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:   October 15, 2001                    EMB CORPORATION



                                            /s/ James E. Shipley
                                            --------------------
                                            James E. Shipley, President